SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

8723 Bellanca Avenue, Building A, Los Angeles, CA 90045
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 670-0132

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
 (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

From August 28, 2006 to September 18, 2006, to obtain funding for working capital, Sub-Urban Brands, Inc. (the “Company”) entered into securities purchase agreements (the “Agreement”) with accredited investors (the “Investors”) for the sale of $300,000 in the principal amount of 10% Subordinated Promissory Note (the “Note”) and 373,500 common stock purchase warrants (“Warrants”) exercisable at $0.40. The Warrants are exercisable for a period of three years from the date of execution. The investors may exercise the Warrants on a cashless basis within one year from the original issue date if the shares underlying the Warrants are not then registered. The investors have agreed to restrict their ability to exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

Closings under the Agreement took place as follows: (i) $125,000 on August 23, 2006 (ii) $75,000.00 on September 1, 2006, and (iii) $100,000 on September 18, 2006.

The Notes bear interest at 10% and mature January 2, 2007. At maturity, the Company will pay a fixed bridge fee of 15% of the face value of the note in addition to interest due. The full principal amount of the Notes is due upon default under the terms of Notes.

The Investors will receive “piggyback” registration rights for the shares of Common Stock underlying the Warrants in connection with any registration statement filed by the Company.

In connection with the offering, the Company paid a placement fee of $12,500 issued warrants to purchase an aggregate of 15,625 shares of common stock on the same terms and conditions as the investors.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In the period August 16, 2006 through August 31, 2006 the company issued 153,724 shares of its Common Stock in exchange for the conversion of $38,431 of outstanding convertible notes payable including accrued interest of $5,431. The notes and accrued interest converted at $0.25 per in accordance with the terms of the convertible notes.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 5, 2006, the Company announced the resignation of Meredith Feldman as President of the Company. Joe Shortal, Chief Executive Officer of the Company, will assume the duties of President. There was no disagreement or dispute between Ms. Feldman and the Company which led to her resignation.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement

4.2	Form of Subordinated 10% Promissory Note

4.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: September 29, 2006	/s/ Jack Mott
Jack Mott, Chief Financial Officer and Chief Operating Officer